UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 3, 2015

DARLING INGREDIENTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 O’CONNOR RIDGE BLVD., SUITE 300, IRVING, TEXAS	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 29, 2015, Darling Global Finance B.V. (the “Issuer”), a wholly-owned indirect finance subsidiary of Darling Ingredients Inc. (the “Company”) incorporated as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of The Netherlands, the Company and the subsidiary guarantors named therein entered into a Purchase Agreement (the “Purchase Agreement”) with Goldman Sachs International (“Goldman Sachs”) and J.P. Morgan Securities plc (“J.P. Morgan”), for themselves and on behalf of the other several initial purchasers named therein (together with Goldman Sachs and J.P. Morgan, the “Initial Purchasers”), for the sale by the Issuer, and the purchase by the Initial Purchasers, severally, of €515,000,000 aggregate principal amount of the Issuer’s 4.75% Senior Notes due 2022 (the “Notes”). The Purchase Agreement contains customary representations, warranties and agreements by the Issuer, the Company and the subsidiary guarantors named therein. In addition, the Issuer, the Company and such subsidiary guarantors have agreed to indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Initial Purchasers may be required to make because of any of those liabilities.

On June 3, 2015, the Notes, which were offered in a private offering, were issued pursuant to a Senior Notes Indenture, dated as of June 3, 2015 (the “Indenture”), among the Issuer, the Company, the subsidiary guarantors party thereto from time to time, Citibank, N.A., London Branch, as trustee (the “Trustee”) and principal paying agent, and Citigroup Global Markets Deutschland AG, as principal registrar.

The gross proceeds from the sale of the Notes were €515,000,000. The Company used the gross proceeds from the sale of the Notes to refinance outstanding borrowings under the euro term loan B (the “Euro Term Loan B”) under the Company’s Second Amended and Restated Credit Agreement dated January 6, 2014 (as the same may be amended, restated, renewed, refunded, replaced or refinanced in whole or in part from time to time, the “Senior Secured Facilities”), to pay the Initial Purchasers’ commission related to the offering of the Notes and to pay certain fees and expenses related to the offering of the Notes and the refinancing of the Euro Term Loan B. The Company intends to use any remaining proceeds for general corporate purposes.

The Notes will mature on May 30, 2022. The Issuer will pay interest on the Notes on May 30 and November 30 of each year, commencing on November 30, 2015. Interest on the Notes will accrue from June 3, 2015 at a rate of 4.75% per annum and be payable in cash.

Guarantees. The Notes will be guaranteed (such guarantees, the “Guarantees”) by the Company and all of its restricted subsidiaries (other than the Issuer, any foreign subsidiary or any receivables entity) (together with the Company, the “Guarantors”) that guarantee the Senior Secured Facilities or, if the Senior Secured Facilities are not outstanding, that incur certain other indebtedness. The Guarantee of any Guarantor may be released under certain circumstances specified in the Indenture.

Ranking. The Notes are senior unsecured obligations of the Issuer and rank equally in right of payment to all of the Issuer’s existing and future senior unsecured indebtedness. The Notes are effectively junior to all of the Issuer’s existing and future secured indebtedness, including its guarantee of the current Senior Secured Facilities (and any secured indebtedness incurred to refinance the borrowings thereunder), to the extent of the value of the assets securing such indebtedness. The Notes are effectively junior to all existing and future indebtedness and other liabilities (including trade payables and capital lease obligations) of all subsidiaries of the Company (other than the Issuer) that do not guarantee the Notes, including current and future foreign subsidiaries that guarantee the Senior Secured Facilities but not the Notes. The Notes are senior in right of payment to all of the Issuer’s existing and future subordinated indebtedness, if any.

The Guarantees are senior unsecured obligations of the Guarantors and rank equally in right of payment to all of each Guarantor’s existing and future senior unsecured indebtedness (including, in the case of the Company, its outstanding 5.375% Senior Notes due 2022 (the “5.375% Notes”) and, in the case of any restricted subsidiary of the Company that is a Guarantor of the Notes, such restricted subsidiary’s guarantee of the 5.375% Notes). The Guarantees are effectively junior to all of each Guarantor’s existing and future secured indebtedness, including the current Senior Secured Facilities (and any secured indebtedness incurred to refinance borrowings thereunder), to the extent of the value of the assets securing such indebtedness. The Guarantees are effectively junior to all existing and future indebtedness and other liabilities (including trade payables and capital lease obligations) of each Guarantor’s non-guarantor subsidiaries (other than the Issuer), including current and future foreign subsidiaries that guarantee the Senior Secured Facilities but not the Notes. The Guarantees are senior in right of payment to all of each Guarantor’s existing and future subordinated indebtedness, if any.

Payment of Additional Amounts. All payments made with respect to the Notes or under the Guarantees will be made without withholding or deduction for taxes in any relevant taxing jurisdiction unless required by law. In the event that such taxes are required to be withheld or deducted from payments on the Notes or under the Guarantees, the Issuer or the relevant Guarantor, as the case may be, will, subject to certain exceptions, pay such additional amounts (“Additional Amounts”) as will result, after deduction or withholding of such taxes, in the payment of the amounts which would have been payable in respect of the Notes or the Guarantees had no such withholding or deduction been required.

Offer to Purchase; Open Market Purchases. The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under “Change of Control” and “Asset Sale Proceeds” below. The Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities law, so long as such acquisition does not otherwise violate the terms of the Indenture.

Optional Redemption. The Issuer may redeem Notes at any time prior to May 30, 2018, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date and an Applicable Premium (as defined below) and all Additional Amounts (if any) then due or which will become due on the redemption date as a result of the redemption or otherwise (subject to the rights of holders on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof). The “Applicable Premium” means, with respect to any Note at any redemption date, the greater of: (i) 1.0% of the principal amount of such Note; and (ii) the excess, if any, of (A) the present value as of such redemption date of (1) the redemption price of such Note at May 30, 2018 (such redemption price being set forth in the table in the next paragraph below), plus (2) all required interest payments due on such Note through May 30, 2018 (excluding accrued but unpaid interest to the redemption date and including Additional Amounts to the extent, and only to the extent, attributable to certain taxes that are in effect as of such redemption date), computed using a discount rate equal to the applicable bund rate (as defined in the Indenture) as of such redemption date plus 50 basis points, over (B) the principal amount of such Note.

On and after May 30 , 2018, the Issuer may redeem all or, from time to time, a part of the Notes (including additional Notes, if any, that the Issuer may elect to issue in the future (“Additional Notes”)), at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to, but excluding, the applicable redemption date and all Additional Amounts (if any) then due or which will become due on the applicable redemption date as a result of the redemption or otherwise (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), if redeemed during the twelve-month period beginning on May 30 of the years indicated below:

Year	Percentage
2018	102.3750%
2019	101.1875%
2020 and thereafter	100.0000%

In addition, prior to May 30, 2018, the Issuer may on any one or more occasions redeem up to 40% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes), with the net cash proceeds of one or more equity offerings at a redemption price of 104.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date and all Additional Amounts (if any) then due or which will become due on the redemption date as a result of the redemption or otherwise (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof); provided that at least 50% of the original principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and provided further that the redemption occurs within 90 days after the closing of such equity offering.

Redemption for Taxation Reasons. The Notes may be redeemed at the Issuer’s option, in whole but not in part, at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date and all Additional Amounts (if any) then due or which will become due on such redemption date as a result of such redemption or otherwise (subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amount (if any) in respect thereof), in certain circumstances in which the Issuer or any Guarantor would become obligated to pay Additional Amounts as a result of changes in certain tax laws.

Change of Control. If a Change of Control (as defined in the Indenture) occurs, unless the Issuer has exercised its right to redeem all the Notes as described above under “Optional Redemption,” each holder will have the right to require the Issuer to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Asset Sale Proceeds. If the Company or any of its restricted subsidiaries engage in certain Asset Dispositions (as defined in the Indenture), the Company or such restricted subsidiary generally must, within specific periods of time, either prepay, repay or purchase indebtedness of the Company or a restricted subsidiary or must invest the net cash proceeds from such sales in certain additional assets. If net cash proceeds in excess of $50.0 million from asset dispositions are not applied or invested as provided above, the Issuer must make an offer to purchase (on a pro rata basis, if necessary) Notes and certain other indebtedness ranking equally in right of payment to the Notes (to the extent required by the terms of such other indebtedness) in an aggregate principal amount equal to the amount of such excess net cash proceeds. The purchase price of the Notes will be 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Covenants. The Indenture contains covenants limiting the ability of the Company and its restricted subsidiaries (including the Issuer) to, among other things:

•	incur additional indebtedness or issue preferred stock;

•	pay dividends or make other distributions on or repurchases of the Company’s capital stock or make other restricted payments;

•	create restrictions on the payment of dividends or other amounts from the Company’s restricted subsidiaries to the Company or its other restricted subsidiaries;

•	make loans or investments;

•	enter into certain transactions with affiliates;

•	create liens;

•	designate the Company’s subsidiaries as unrestricted subsidiaries; and

•	sell certain assets or merge with or into other companies or otherwise dispose of all or substantially all of the Company’s assets.

These covenants are subject to exceptions and qualifications and many of the covenants may be suspended under certain circumstances specified in the Indenture.

No Registration Rights. The Notes have not been and will not be registered under the Securities Act or any state securities laws. Neither the Issuer nor the Company intends to issue registered notes in exchange for the Notes.

Events of Default. The Indenture also provides for customary events of default, including, without limitation, payment defaults, covenant defaults, cross acceleration defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency and judgment defaults in excess of specified amounts. If any such event of default occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in principal amount of the total outstanding Notes may declare the principal, premium, if any, interest and

Additional Amounts, if any, on all the then outstanding Notes to be due and payable immediately or, in the case of certain events of bankruptcy and insolvency, the principal, premium, if any, interest and Additional Amounts, if any, on all the then outstanding Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or the holders.

The summary set forth above is not complete and is qualified in its entirety by reference to the full text of the Indenture attached hereto as Exhibit 4.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Senior Notes Indenture, dated as of June 3, 2015, by and among Darling Global Finance B.V., Darling Ingredients Inc., the subsidiary guarantors party thereto from time to time, Citibank, N.A., London Branch, as trustee and principal paying agent, and Citigroup Global Markets Deutschland AG, as principal registrar.

4.2	Form of 4.75% Senior Note due 2022 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: June 3, 2015	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President and General Counsel

EXHIBIT LIST

Exhibit No.	Description

4.1	Senior Notes Indenture, dated as of June 3, 2015, by and among Darling Global Finance B.V., Darling Ingredients Inc., the subsidiary guarantors party thereto from time to time, Citibank, N.A., London Branch, as trustee and principal paying agent, and Citigroup Global Markets Deutschland AG, as principal registrar.

4.2	Form of 4.75% Senior Note due 2022 (included in Exhibit 4.1).